Exhibit 8.1

ALSTON&BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-2424

404-881-7000

Fax: 404-881-7777

www.alston.com

September 24, 2004

Gold Kist Inc.

Gold Kist Holdings Inc.

244 Perimeter Center Parkway, N.E.

Atlanta, Georgia 30346

Re:	Proposed Conversion of Gold Kist Inc. Pursuant to a Merger of Gold Kist Inc. with and into New Gold Kist

Ladies and Gentlemen:

We have acted as counsel to Gold Kist Inc. (“Gold Kist”), a non-profit corporation organized and existing under the Georgia Cooperative Marketing Act and the Georgia Non-Profit Corporation Code and taxed as a cooperative under Subchapter T of the Internal Revenue Code of 1986, as amended (“Code”), in connection with the proposed conversion (the “Conversion”) of Gold Kist from a cooperative marketing association organized under the Georgia Cooperative Marketing Act to a for profit corporation whereby Gold Kist will merge with and into its wholly owned subsidiary Gold Kist Holdings Inc. (“New Gold Kist”), a corporation organized and existing under the Delaware General Corporation Law and taxed as a for-profit corporation under Subchapter C of the Code. Reference is made to the Registration Statement on Form S-4 filed by New Gold Kist with the Securities and Exchange Commission (the “Commission”) on June 1, 2004 (File No. 333-116066) (the “Registration Statement”), covering shares of New Gold Kist common stock to be issued in the Conversion, together with any amendments to such Registration Statement, and to the Registration Statement on Form S-4 file by New Gold Kist with the Commission on September 24, 2004 (File No. 333-                ) (the “Supplemental Registration Statement”).

The discussion contained under the heading “The Plan of Conversion—Material U.S. Federal Income Tax Consequences of the Redemption and the Conversion” in the Registration Statement and “Questions and Answers About the Supplemental Plan of Conversion” in the Supplemental Registration Statement represents our opinion of the Material United States Federal Income Tax Consequences of the redemption and the Conversion.

We hereby consent to the references made to Alston & Bird LLP in the Registration Statement under the caption “The Plan of Conversion—Material U.S. Federal Income Tax Consequences of the Redemption and the Conversion” and the filing of this opinion letter as an exhibit to the Supplemental Registration Statement.

Very truly yours, ALSTON & BIRD LLP

By:	/s/ Pinney L. Allen
Pinney L. Allen, a Partner